ARROW FINANCIAL CORPORATION

Directors’ Stock Plan

(as amended, January 23, 2008)

1.

Purpose.

The Arrow Financial Corporation Directors’ Stock Plan (the “Plan”) permits the Board of Directors of Arrow Financial Corporation (the “Company”) to determine from time-to-time to pay some or all of the directors’ fees payable to directors of the Company and to directors of its subsidiary banks (each, a “Bank”) in the form of shares of Common Stock of the Company (“Common Stock”).

2.

Administration.

The Plan will be administered by the Board of Directors of the Company (the “Board”).  Subject to the express provisions set forth elsewhere in this Plan, the Board as Plan administrator will (i) determine the portion of directors’ fees, if any, payable in shares of Common Stock under the Plan and the time or times at which such shares will be distributed, (ii) oversee the distribution of shares to directors under the Plan and the maintenance of Plan accounts on behalf of directors, if and as necessary, (iii) oversee the distribution of appropriate notices and materials regarding the Plan (including materials required under applicable securities and other laws) and the filing of all appropriate documents, forms and statements by or on behalf of the Plan or the Company with regulatory agencies and governmental authorities, (iv) interpret the Plan and (v) otherwise take responsibility for the orderly operation of the Plan.  Interpretations regarding the Plan by the Board as Plan administrator will be final and binding on all directors subject to the Plan.  The Board as Plan administrator may delegate to other parties, including officers of the Company, some or all of its duties under the Plan, not including those duties identified above in subparagraphs (i) and (iv) of this Section 2.

3.

Determination of Stock Portion of Directors’ Fees.

The Board as Plan administrator will determine from time-to-time the portion of directors’ fees, if any, that will be payable to directors in shares of Common Stock, as opposed to cash or any other form of compensation. Honorary or advisory directors of the Company or any Bank may not be selected by the Board to participate.  The portion of fees payable in Common Stock (the “Stock Portion”) may be (i) a portion or all of the annual retainer, if any, payable to directors and/or (ii) a portion or all of the meeting fees, if any, payable to directors for attendance at board or committee meetings, and may be expressed either as a percentage or as an absolute dollar amount of the retainer and/or fees.  Such determinations will be final and binding upon all directors of the Company and, in the case of Bank directors, all directors of the particular Bank.  Individual directors will have no discretion to receive greater or lesser amounts or percentages of their directors’ fees payable in Common Stock than the Stock Portion then in effect for their organization, as thus determined.  The Stock Portion may be increased, decreased or eliminated by the Board at any time. The Stock Portion will be the same dollar amount or percentage for all directors of any particular participating organization (the Company or any Bank) at any given time, provided that distinctions may be made between (i) directors who also are officers versus directors who are not, and (ii) directors who chair board committees and directors who serve on board committees but not as chair.

4.

Authorized Shares; Consideration; Vesting.

The total number of shares of Common Stock remaining under the Plan and available for distribution as of December 31, 2007 is 2,094 shares.  If shareholders approve the amendment to the Plan at the 2008 Annual Meeting of Shareholders, the total number of shares available for distribution will be 32,094.  The number of shares of Common Stock authorized for distribution under the Plan from time-to-time shall be adjusted to reflect any stock split, stock dividend, or similar change in the outstanding shares of Common Stock. No consideration will be paid or payable for such shares except for the services rendered by the recipient directors as directors of their particular organization.  Upon distribution, all such shares will be fully vested and nonforfeitable.  No director will have a right to receive shares under the Plan prior to the distribution of such shares.  Subsequent transfers of distributed shares, for value or otherwise, will not be restricted, except for any restrictions on transferability that may arise under applicable securities laws or under any particular agreement to which the distributee director may otherwise be subject.  Termination of a director’s service after distribution to such director of any shares under the Plan will not result in forfeiture of any such shares.

5.

Determination of Number of Shares to be Distributed.

In order to determine the number of shares of Common Stock distributable to a given director on a particular distribution date, the dollar amount of fees then distributable to such director in the form of shares of Common Stock will be divided by the “fair market value” of the Common Stock on such date, with the quotient to be expressed to four decimal places.  The “fair market value” of the Common Stock as of any particular date shall be the fair market price per share for such date, determined in the manner specified from time-to-time by the Board, taking into consideration applicable legal requirements and prevailing regulatory and industry standards.

6.

Distributions; Plan Accounts.

Shares will be distributed under the Plan on such date or date(s) in each fiscal year as may be determined by the Board as Plan administrator.  Such distributions will be made directly into accounts maintained under the Plan for participating directors or into any accounts maintained by or on behalf of directors under any other Company plans into which such shares may be directly deposited, with the consent of such directors.  Such shares will be registered in the name of the Company or its designee, including any custodian selected for the Plan or, if deposited into another plan, in the name of the administrator or custodian of such plan, or in the name of any nominee designated by any of the foregoing.  If Plan accounts are established for directors under the Plan, all dividends and distributions on such shares also shall be paid into the accounts until such time as the shares are distributed out of the accounts.  As long as shares are maintained in Plan accounts, directors will receive periodic account statements and will have sole right to vote or direct the voting of such shares.  The Board as Plan administrator will oversee the maintenance of Plan accounts and the distribution of shares and dividends out of Plan accounts to directors.

7.

Amendment or Termination.

The Plan may be amended, suspended or terminated at any time by the Board acting in its sole discretion, provided that no such amendment, suspension or termination will in and of itself reduce the overall level of directors’ fees payable to directors of the Company or any Bank or affect their ownership of shares previously distributed to them under the Plan.

8.

Miscellaneous

a.

Nonqualified.  The Plan is not subject to the Employee Retirement Income Security Act of 1974 and is not qualified under Section 401 of the Internal Revenue Code of 1986, as amended.

b.

Applicable Law; Successors.  The Plan shall be governed by and interpreted in accordance with the laws of the State of New York.  The Plan, if not previously terminated, shall be assumed by and be binding upon successors to the business and affairs of the Company, including successors by merger or by purchase of all or a majority of the Company’s assets, with such adjustments to be made by the Board as Plan administrator in connection with any such succession as may be appropriate under the circumstances.

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